SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 20, 2014

Multi-Color Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Ohio	0-16148	31-1125853
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

4053 Clough Woods Dr., Batavia, Ohio	45103
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

Registrant’s telephone number, including area code (513) 381-1480

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 20, 2014, Lorrence T. Kellar retired from the Board of Directors (the “Board”) of Multi-Color Corporation (the “Company”), as required by the age-based retirement policy in the Company’s Principles of Governance. Mr. Kellar was a director of the Company since 1988. Most recently, Mr. Kellar served as Chairman of the Audit and Finance Committee and a member of the Compensation and Organizational Development and Nominating and Corporate Governance Committees.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Multi-Color Corporation convened its annual meeting of shareholders on August 20, 2014. The voting results on the proposals considered at the meeting are:

Proposal No. 1: Election of Directors

Name	Votes For	Votes Withheld
Ari J. Benacerraf	14,362,677	44,629
Robert R. Buck	14,185,856	221,450
Charles B. Connolly	14,180,194	227,112
Roger A. Keller	13,573,340	833,966
Thomas M. Mohr	14,194,844	212,462
Simon T. Roberts	14,199,894	207,412
Nigel A. Vinecombe	14,362,914	44,392

Proposal No. 2: Advisory (Non-Binding) Approval of Executive Compensation

Votes For	14,208,236
Votes Against	174,923
Abstentions	24,147

Item 8.01 Other Events.

Effective upon Mr. Kellar’s retirement, the Board appointed Charles B. Connolly as the new Chairman of the Audit and Finance Committee and appointed Ari J. Benacerraf as a member of the Compensation and Organizational Development and Nominating and Corporate Governance Committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-COLOR CORPORATION

Date: August 25, 2014	By:	/s/ Sharon E. Birkett
	Name:	Sharon E. Birkett
	Title:	Vice President, Chief Financial and Accounting Officer, Secretary